Exhibit 10.94

EXECUTION VERSION

FIRST AMENDMENT TO

RECEIVABLES PURCHASE AGREEMENT

This FIRST AMENDMENT TO RECEIVABLES PURCHASE AGREEMENT, dated as of June 24, 2008 (this “Amendment”) is made between World Financial Network National Bank, a national banking association (“WFN”), as RPA Seller (“RPA Seller”) and WFN Credit Company, LLC, a Delaware limited liability company (“WFN Credit”), as Purchaser (“Purchaser”) under the Receivables Purchase Agreement, dated as of September 28, 2001 (as further amended, restated and otherwise modified from time to time, the “Agreement”). Capitalized terms used and not otherwise defined in this Amendment are used as defined in the Agreement.

Background

A. The parties hereto have entered into the Agreement.

B. The parties hereto wish to amend the Agreement as set forth in this Amendment.

Agreement

1. Amendment of the Agreement. The Agreement is hereby amended as provided in this Section 1.

(a) Section 1.1 of the Agreement is hereby amended by adding the following definitions in the appropriate alphabetical order:

““Co-Branded Program” means any arrangement in which RPA Seller agrees to extend general purpose credit card accounts to customers of a Merchant, which accounts combine a private label credit line for use at the Merchant’s retail establishments, or through a catalogue sales business, Internet website or other channel through which such Merchant offers goods and services, and a general purpose credit line for use elsewhere.”

““Interchange” means interchange fees payable to RPA Seller, in its capacity as credit card issuer, through VISA U.S.A., Inc. and Mastercard International Inc. in connection with cardholder charges for goods and services, and cash advances.”

(b) Section 5.1 of the Agreement is hereby amended by adding the following language immediately after Section 5.1(k):

“(l) Interchange. On or prior to each Determination Date, RPA Seller shall notify the Servicer of the “Account Interchange Amount”, which amount shall be equal to the product of:

(i) the total amount of Interchange paid to RPA Seller during the preceding monthly period with respect to the credit card accounts in all Co-Branded Programs that are Approved Portfolios; and

First Amendment to Receivables Purchase Agreement

(ii) a fraction the numerator of which is the volume during the preceding Monthly Period of sales net of cash advances on the Accounts in all Co-Branded Programs and the denominator of which is the amount of sales net of cash advances during such Monthly Period on all credit card accounts owned by RPA Seller in all Co-Branded Programs that are Approved Portfolios;

or such other amount as RPA Seller may reasonably calculate or estimate as Interchange attributable to the Accounts.

On each Transfer Date, RPA Seller shall (A) pay to the Servicer, and Servicer shall deposit in immediately available funds into the Collection Account or, with respect to the portion of the Account Interchange Amount allowed to any Series of Investor Interests, such other Series Account as may be specified in the related Supplement for such Series, an amount equal to the product of (1) the Account Interchange Amount for the preceding Monthly Period and (2) the sum of the Investor Percentages for Finance Charge Receivables for the outstanding Investor Interests with respect to such Monthly Period (in the case of each Investor Interest, determined on a weighted average basis during any Monthly Period in which a Reset Date occurs, calculated by dividing the summation of such Investor Percentages for all days during such Monthly Period, divided by the number of days in such Monthly Period), and (B) pay any excess of the Account Interchange Amount over the amount deposited pursuant to clause (A), each for the preceding Monthly Period, to the Transferor. Amounts deposited into the Collection Account or Series Accounts pursuant to the preceding sentence shall be treated as Collections of Finance Charge Receivables and are Related Assets for purposes of this Agreement.”

2. Binding Effect; Ratification. (a) This Amendment shall become effective, as of the date first set forth above, when counterparts hereof shall have been executed and delivered by the parties hereto, and thereafter shall be binding on the parties hereto and their respective successors and assigns.

(b) On and after the execution and delivery hereof, this Amendment shall be a part of the Agreement and each reference in the Agreement to “this Agreement” or “hereof”, “hereunder” or words of like import, and each reference in any other Transaction Document to the Agreement shall mean and be a reference to such Agreement as amended hereby.

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(c) Except as expressly amended hereby, the Agreement shall remain in full force and effect and is hereby ratified and confirmed by the parties hereto.

4. Miscellaneous. (a) THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW). EACH OF THE PARTIES TO THIS AMENDMENT HEREBY AGREES TO THE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND ANY APPELLATE COURT HAVING JURISDICTION TO REVIEW THE JUDGMENTS THEREOF. EACH OF THE PARTIES HEREBY WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS AND ANY OBJECTION TO VENUE OF ANY ACTION INSTITUTED HEREUNDER IN ANY OF THE AFOREMENTIONED COURTS AND CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT.

(b) Headings used herein are for convenience of reference only and shall not affect the meaning of this Amendment.

(c) This Amendment may be executed in any number of counterparts, and by the parties hereto on separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same agreement. Counterparts of this Amendment may be delivered by facsimile or electronic transmission.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

WORLD FINANCIAL NETWORK NATIONAL BANK, as RPA Seller

By:	/s/ Ronald C. Reed
Name:	Ronald C. Reed
Title:	Assistant Treasurer

WFN CREDIT COMPANY, LLC, as Purchaser

By:	/s/ Daniel T. Groomes
Name:	Daniel T. Groomes
Title:	President

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